SECOND AMENDMENT TO THE
CUSTODY AGREEMENT

THIS SECOND AMENDMENT, effective as of the last date in the signature block below (the “Effective Date”), to the Custody Agreement, dated as of March 30, 2023 (the “Agreement”), is entered into by and between ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”). ARISTOTLE INVESTMENT SERVICES, LLC, a Delaware limited liability company (the “Adviser”), is a party to the Agreement with respect to Article VII and as otherwise agreed between the Adviser and the Trust, but only as it relates to any fees, charges or expenses incurred under the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to:

•reflect a fund name change, effective February 17, 2025, as follows
o“Aristotle ESG Core Bond Fund” to “Aristotle Core Bond Fund,” and

•add the following funds under the Agreement:
oAristotle Pacific EXclusive Fund Series H
oAristotle Pacific EXclusive Fund Series I, and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with the Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

    IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ARISTOTLE FUNDS SERIES TRUST

By: /s/ Joshua B. Schwab
Name: Joshua B. Schwab
Title: Treasurer and Vice President
Date: 05/08/2025

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Gregory Farley
Name: Gregory Farley
Title: Senior Vice President
Date: 05/09/2025

ARISTOTLE INVESTMENT SERVICES, LLC with respect to Article VII of the Agreement only

By: /s/ Kim St. Hilaire
Name: Kim St. Hilaire
Title: Chief Operating Officer
Date: 05/08/2025

EXHIBIT A
to the
Custody Agreement
Separate Series of Aristotle Funds Series Trust

Name of Series
Aristotle Ultra Short Income Fund
Aristotle Short Duration Income Fund
Aristotle Core Income Fund
Aristotle Core Bond Fund
Aristotle Strategic Income Fund
Aristotle Floating Rate Income Fund
Aristotle High Yield Bond Fund
Aristotle Small/Mid Cap Equity Fund
Aristotle Small Cap Equity Fund
Aristotle Growth Equity Fund
Aristotle Core Equity Fund
Aristotle International Equity Fund
Aristotle Portfolio Optimization Conservative Fund
Aristotle Portfolio Optimization Moderate Conservative Fund
Aristotle Portfolio Optimization Moderate Fund
Aristotle Portfolio Optimization Growth Fund
Aristotle Portfolio Optimization Aggressive Growth Fund
Aristotle Value Equity Fund
Aristotle/Saul Global Equity Fund
Aristotle Pacific EXclusive Fund Series H
Aristotle Pacific EXclusive Fund Series I

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